Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP ANNOUNCES FOURTH QUARTER RESULTS

OLNEY, MARYLAND, January 28, 2025 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported a net loss of $39.5 million ($0.87 per diluted common share) for the quarter ended December 31, 2024, compared to net income of $16.2 million ($0.36 per diluted common share) for the third quarter of 2024 and $26.1 million ($0.58 per diluted common share) for the fourth quarter of 2023. The current quarter's net loss is a result of a $54.4 million goodwill impairment charge determined during our annual goodwill impairment test based on the terms of the merger agreement with Atlantic Union Bankshares Corporation ("AUB"). The goodwill impairment is a non-cash charge and has no impact on the Company's regulatory capital ratios, cash flows, core operating performance or liquidity position.

The current quarter's core earnings were $21.0 million ($0.47 per diluted common share), compared to $17.9 million ($0.40 per diluted common share) for the quarter ended September 30, 2024 and $27.1 million ($0.60 per diluted common share) for the quarter ended December 31, 2023. Core earnings exclude the goodwill impairment charge, merger and acquisition expense, and the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter's increase in core earnings as compared to the linked quarter was driven by higher net interest income coupled with higher non-interest income, and lower provision for credit losses, partially offset by higher adjusted non-interest expense. The total provision for credit losses was $4.5 million for the fourth quarter of 2024 compared to $6.3 million for the previous quarter and a credit of $3.4 million for the fourth quarter of 2023.

“We are pleased with our fourth quarter results, most notably our improved net interest margin, growth in core earnings, and reductions in brokered deposits,” said Daniel J. Schrider, Chair, President and CEO of Sandy Spring Bank. “We remain focused on serving our clients and building communities in the Greater Washington region.”

Fourth Quarter Highlights

•Total assets at December 31, 2024 decreased by 2% to $14.1 billion compared to $14.4 billion at September 30, 2024. This decline is predominantly driven by a $200.0 million reduction in FHLB advances and a resulting $231.4 million decline in cash and cash equivalents quarter-over-quarter.

•Total loans remained level at $11.5 billion as of December 31, 2024 compared to September 30, 2024. During the current quarter, AD&C and commercial business loans and lines increased by $71.7 million and $32.2 million, respectively, while the commercial investor real estate segment declined by $88.9 million. Total residential mortgage and consumer loan portfolios increased by $19.6 million during this period.

•Total deposits stayed relatively unchanged at $11.7 billion at December 31, 2024 compared to September 30, 2024. Interest-bearing deposits increased $106.1 million, while noninterest-bearing deposits declined $98.1 million. Growth in interest-bearing deposits was mainly experienced within interest checking accounts, which grew $122.9 million during the current quarter, while decline in noninterest-bearing deposit categories was driven by lower balances in commercial checking accounts. Total deposits, excluding brokered deposits, increased by $32.0 million quarter-over-quarter and represented 94% of total deposits as of December 31, 2024.

•The ratio of non-performing loans to total loans was 1.03% at December 31, 2024 compared to 1.09% at September 30, 2024 and 0.81% at December 31, 2023. The current quarter's decline in non-performing loans was mainly related to pay downs on several non-accrual loans along with a single commercial real estate loan that returned to an accrual status.

•Net interest income for the fourth quarter of 2024 grew $4.7 million or 6% compared to the previous quarter and $4.4 million or 5% compared to the fourth quarter of 2023. Compared to the previous quarter, interest income increased by $1.0 million, while interest expense decreased by $3.7 million.

•The net interest margin was 2.53% for the fourth quarter of 2024 compared to 2.44% for the third quarter of 2024 and 2.45% for the fourth quarter of 2023. Compared to the linked quarter, the rate paid on interest-bearing liabilities decreased 23 basis points, driven by a 26 basis point decline in the rate on interest-bearing deposits, while the yield on interest-earning assets declined by six basis points. The decline in the rate paid on interest-bearing deposits was attributable to a 50 basis point reduction in the federal funds rate during the current quarter and the associated actions taken by management to re-price the Company's funding base.

•Provision for credit losses directly attributable to the funded loan portfolio was $4.7 million for the current quarter compared to $6.3 million in the previous quarter and a credit of $2.6 million in the prior year quarter. The current quarter's provision expense is mainly attributable to a slight deterioration in the projected economic variables coupled with higher qualitative adjustments, partially offset by lower probability of recession. In addition, during the current quarter, the provision for unfunded commitments declined by $0.2 million, a result of higher utilization rates on lines of credit.

•Non-interest income for the fourth quarter of 2024 increased by 10% or $1.9 million compared to the linked quarter and grew by 31% or $5.1 million compared to the prior year quarter. The quarter-over-quarter increase was mainly due to an increase in income from bank-owned life insurance driven by one-time mortality proceeds received during the current quarter in combination with higher swap fees and higher wealth management income, which was partially offset by lower income from mortgage banking activities.

•Non-interest expense for the fourth quarter of 2024 increased by $61.3 million compared to the third quarter of 2024 and $67.1 million compared to the prior year quarter, due to the goodwill impairment charge of $54.4 million incurred during the current quarter. Excluding the goodwill impairment charge, adjusted non-interest expense was $79.8 million during the current quarter compared to $72.9 million in the linked quarter. This quarterly increase in adjusted non-interest expense was primarily due to a combination of merger and acquisition expense associated with the pending merger with AUB along with higher salaries and compensation benefits, partially offset by lower professional fees and services.

•We perform an annual goodwill impairment test as of October 1st of each year. During the current year, we utilized the terms incorporated in the merger agreement between the Company and AUB. The implied value of the Company utilized the stock conversion ratio in the merger agreement and used a weighted average approach to consider both AUB's most recent closing stock price prior to the merger announcement date, as well as the forward sale price for AUB common stock under the forward sale agreement announced simultaneous with the merger agreement. This valuation method resulted in the estimated fair value of the Company being below its book value and required the recording of a goodwill impairment charge of $54.4 million.

•Return on average assets (“ROA”) for the quarter ended December 31, 2024 was (1.09)% and return on average tangible common equity (“ROTCE”) was 5.46% compared to 0.46% and 5.88%, respectively, for the third quarter of 2024 and 0.73% and 9.26%, respectively, for the fourth quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.58% and core ROTCE was 6.80% compared to 0.50% and 5.88%, respectively, for the previous quarter and 0.76% and 9.26%, respectively, for the fourth quarter of 2023.

•The GAAP efficiency ratio was 124.61% for the fourth quarter of 2024, compared to 72.12% for the third quarter of 2024 and 68.33% for the fourth quarter of 2023. An elevated GAAP efficiency ratio for the current quarter was the result of higher non-interest expense due to the $54.4 million goodwill impairment charge. The non-GAAP efficiency ratio was 67.16% for the fourth quarter of 2024 compared to 69.06% for the third quarter of 2024 and 66.16% for the prior year quarter.

Balance Sheet and Credit Quality

Total assets were $14.1 billion at December 31, 2024, as compared to $14.4 billion at September 30, 2024. At December 31, 2024, total loans remained stable at $11.5 billion compared to the previous quarter. During this period, the growth in AD&C and commercial business loans and lines of $71.7 million or 6% and $32.2 million or 2%, respectively, was mostly offset by the decline in commercial investor real estate loans of $88.9 million or 2%. Total residential mortgage and consumer loan portfolios increased by $19.6 million or 1%.

Deposits stayed relatively unchanged at $11.7 billion at December 31, 2024 compared to September 30, 2024. During this period, noninterest-bearing deposits decreased $98.1 million or 3%, while interest-bearing deposits increased $106.1 million or 1%. The decline in noninterest-bearing deposit categories was driven by decreases in commercial checking accounts. Growth in interest-bearing deposits was seen predominantly in interest checking accounts, which grew $122.9 million or 8% during the current quarter. Total deposits, excluding brokered deposits, increased by $32.0 million quarter-over-quarter and remained at 94% of total deposits as of December 31, 2024 compared to September 30, 2024, reflecting continued strength and stability of the core deposit base. Total uninsured deposits at December 31, 2024 were approximately 37% of total deposits.

Total borrowings decreased $201.7 million or 23% at December 31, 2024 as compared to the previous quarter, primarily driven by a $200.0 million reduction in FHLB advances, of which $150 million related to scheduled maturities, while $50 million was prepaid generating a $0.5 million gain on debt extinguishment. At December 31, 2024, available unused sources of liquidity, which consist of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window, as well as excess cash and unpledged investment securities, totaled $6.3 billion or 147% of uninsured deposits.

The tangible common equity to tangible assets ratio was 8.84% at December 31, 2024, compared to 8.83% at September 30, 2024.

At December 31, 2024, the Company had a total risk-based capital ratio of 15.38%, a common equity tier 1 risk-based capital ratio of 11.36%, a tier 1 risk-based capital ratio of 11.36%, and a tier 1 leverage ratio of 9.39%. These risk-based capital ratios compare to a total risk-based capital ratio of 15.53%, a common equity tier 1 risk-based capital ratio of 11.27%, a tier 1 risk-based capital ratio of 11.27%, and a tier 1 leverage ratio of 9.59% at September 30, 2024. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. At December 31, 2024, non-performing loans totaled $119.4 million, compared to $125.3 million at September 30, 2024 and $91.8 million at December 31, 2023. The ratio of non-performing loans to total loans was 1.03% compared to 1.09% on a linked quarter basis. These levels of non-performing loans compare to 0.81% at December 31, 2023. The current quarter's decline in non-performing loans was mainly related to pay downs on several non-accrual loans along with a single commercial real estate loan that returned to an accrual status based on the borrower's historical payment performance. Total net charge-offs for the current quarter amounted to $1.7 million compared to $0.7 million for the third quarter of 2024 and net recoveries of $0.1 million for the fourth quarter of 2023.

At December 31, 2024, the allowance for credit losses was $134.4 million or 1.16% of outstanding loans and 113% of non-performing loans, compared to $131.4 million or 1.14% of outstanding loans and 105% of non-performing loans at the end of the previous quarter and $120.9 million or 1.06% of outstanding loans and 132% of non-performing loans at the end of the fourth quarter of 2023. The increase in the allowance for the current quarter compared to the previous quarter mainly reflects slight deterioration in the projected economic variables coupled with higher qualitative adjustments, partially offset by lower probability of economic recession.

Income Statement Review

Quarterly Results

Net loss was $39.5 million ($0.87 per diluted common share) for the three months ended December 31, 2024 compared to net income of $16.2 million ($0.36 per diluted common share) for the three months ended September 30, 2024 and $26.1 million ($0.58 per diluted common share) for the prior year quarter. The current quarter's net loss is predominantly related to the $54.4 million goodwill impairment charge. The current quarter's core earnings were $21.0 million ($0.47 per diluted common share), compared to $17.9 million ($0.40 per diluted common share) for the previous quarter and $27.1 million ($0.60 per diluted common share) for the quarter ended December 31, 2023. The increase in the current quarter's core earnings compared to the linked quarter was driven primarily by higher net interest income and non-interest income, and lower provision for credit losses, partially offset by higher adjusted non-interest expense.

Net interest income for the fourth quarter of 2024 increased $4.7 million or 6% compared to the previous quarter and $4.4 million or 5% compared to the fourth quarter of 2023. During the current quarter, interest income increased $1.0 million, while interest expense declined $3.7 million. The higher interest rate environment during the current year was primarily responsible for a $5.4 million year-over-year increase in interest income, which outpaced the $1.0 million year-over-year growth in interest expense.

The net interest margin was 2.53% for the fourth quarter of 2024 compared to 2.44% for the third quarter of 2024 and 2.45% for the fourth quarter of 2023. The increase in the net interest margin during the current quarter was a result of a 23 basis point decrease in the rate paid on interest-bearing liabilities, driven by a 26 basis point decline in the rate paid on interest-bearing deposits, while the yield earned on interest-earning assets declined by six basis points. As compared to the prior year quarter, the yield on interest-earning assets increased eight basis points, while the rate paid on interest-bearing liabilities declined nine basis points, resulting in net interest margin increase of eight basis points.

The total provision for credit losses was $4.5 million for the fourth quarter of 2024 compared to $6.3 million for the previous quarter and a credit of $3.4 million for the fourth quarter of 2023. The provision for credit losses directly attributable to the funded loan portfolio was $4.7 million for the current quarter compared to $6.3 million for the third quarter of 2024 and a credit of $2.6 million for the fourth quarter of 2023. The current quarter's provision is mainly a reflection of a slight deterioration in the projected economic variables along with higher qualitative adjustments, partially offset by lower probability of economic recession. In addition, during the current quarter, the reserve for unfunded commitments declined to $1.3 million from $1.5 million in the previous quarter due to higher utilization rates on lines of credit.

Non-interest income for the fourth quarter of 2024 increased by 10% or $1.9 million compared to the linked quarter and grew by 31% or $5.1 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by the $1.9 million increase in income from bank owned life insurance, generated by one-time mortality proceeds, $0.4 million of swap fee income, and $0.2 million increase in wealth management income, due to the overall favorable market performance, partially offset by $0.4 million decrease in income from mortgage banking activities, due to lower sales volumes.

Non-interest expense for the fourth quarter of 2024 increased $61.3 million or 84% compared to the third quarter of 2024 and $67.1 million or 100% compared to the fourth quarter of 2023. The increase over the comparative quarters was primarily due to the goodwill impairment charge of $54.4 million in the fourth quarter of 2024. Excluding the goodwill impairment charge, adjusted non-interest expense increased $6.9 million or 9% compared to the linked quarter. This quarter-over-quarter increase is predominantly attributable to $4.2 million in merger and acquisition expenses incurred during the current quarter, a $3.3 million increase in salaries and benefits, due to an increase in employee incentive compensation, and a $0.7 million increase in marketing expense. These increases were partially offset by the $1.8 million reduction in professional fees and services.

For the fourth quarter of 2024, the GAAP efficiency ratio was 124.61% compared to 72.12% for the third quarter of 2024 and 68.33% for the fourth quarter of 2023. The non-GAAP efficiency ratio was 67.16% for the current quarter as compared to 69.06% for the third quarter of 2024 and 66.16% for the fourth quarter of 2023.

ROA for the quarter ended December 31, 2024 was (1.09)% and ROTCE was 5.46% compared to 0.46% and 5.88%, respectively, for the third quarter of 2024 and 0.73% and 9.26%, respectively, for the fourth quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.58% and core ROTCE was 6.80% compared to 0.50% and 5.88% for the third quarter of 2024 and 0.76% and 9.26%, respectively, for the fourth quarter of 2023.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes goodwill impairment loss, merger and acquisition expense, amortization of intangible assets, investment securities gains/(losses), pension settlement expense, severance expense, contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of goodwill impairment loss, merger and acquisition expense, and after-tax impact of amortization of intangible assets, investment securities gains/(losses) and other non-recurring or extraordinary items.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Charles S. Cullum, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
CCullum@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jennifer E. Schell, Division Executive, Marketing & Corporate Communications
301-774-6400 x8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; the possibility that the Company’s pending merger with AUB does not close when expected or at all because required regulatory or other approvals or conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger); the risk that the benefits from the merger may not be fully realized or may take longer to realize than expected; and the risk of disruption to the Company’s business as a result of the pendency of the merger;. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2023 and its Form 10-Q for the quarter ended September 30, 2024, including in the Risk Factors section of those reports, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(Dollars in thousands, except per share data)	2024	2023		2024	2023
Results of operations:
Net interest income	$86,086	$81,696	5%	$327,126	$354,550	(8)%
Provision/ (credit) for credit losses	4,468	(3,445)	N/M	14,192	(17,561)	N/M
Non-interest income	21,646	16,560	31	79,315	67,078	18
Non-interest expense	134,241	67,142	100	343,288	275,054	25
Income/ (loss) before income tax expense	(30,977)	34,559	N/M	48,961	164,135	(70)
Net income/ (loss)	(39,453)	26,100	N/M	19,935	122,844	(84)

Net income/ (loss) attributable to common shareholders	$(39,457)	$26,066	N/M	$19,902	$122,621	(84)
Pre-tax pre-provision net income/ (loss) (1)	$(26,509)	$31,114	N/M	$63,153	$146,574	(57)

Return on average assets	(1.09)%	0.73%		0.14%	0.87%
Return on average common equity	(9.70)%	6.70%		1.25%	8.04%
Return on average tangible common equity (1)	5.46%	9.26%		6.73%	11.06%
Net interest margin	2.53%	2.45%		2.46%	2.67%
Efficiency ratio - GAAP basis (2)	124.61%	68.33%		84.46%	65.24%
Efficiency ratio - Non-GAAP basis (2)	67.16%	66.16%		67.07%	60.99%

Per share data:
Basic net income/ (loss) per common share	$(0.87)	$0.58	N/M	$0.44	$2.74	(84)%
Diluted net income/ (loss) per common share	$(0.87)	$0.58	N/M	$0.44	$2.73	(84)
Weighted average diluted common shares	45,133,834	45,009,574	—	45,227,487	44,947,263	1
Dividends declared per share	$0.34	$0.34	—	$1.36	$1.36	—
Book value per common share	$34.51	$35.36	(2)	$34.51	$35.36	(2)
Tangible book value per common share (1)	$26.99	$26.64	1	$26.99	$26.64	1
Outstanding common shares	45,140,417	44,913,561	1	45,140,417	44,913,561	1

Financial condition at period-end:
Investment securities	$1,418,244	$1,414,453	—%	$1,418,244	$1,414,453	—%
Loans	11,537,966	11,366,989	2	11,537,966	11,366,989	2
Assets	14,127,480	14,028,172	1	14,127,480	14,028,172	1
Deposits	11,745,665	10,996,538	7	11,745,665	10,996,538	7
Stockholders' equity	1,558,011	1,588,142	(2)	1,558,011	1,588,142	(2)

Capital ratios:
Tier 1 leverage (3)	9.39%	9.51%		9.39%	9.51%
Common equity tier 1 capital to risk-weighted assets (3)	11.36%	10.90%		11.36%	10.90%
Tier 1 capital to risk-weighted assets (3)	11.36%	10.90%		11.36%	10.90%
Total regulatory capital to risk-weighted assets (3)	15.38%	14.92%		15.38%	14.92%
Tangible common equity to tangible assets (4)	8.84%	8.77%		8.84%	8.77%
Average equity to average assets	11.26%	10.97%		11.31%	10.87%

Credit quality ratios:
Allowance for credit losses to loans	1.16%	1.06%		1.16%	1.06%
Non-performing loans to total loans	1.03%	0.81%		1.03%	0.81%
Non-performing assets to total assets	0.87%	0.65%		0.87%	0.65%
Allowance for credit losses to non-performing loans	112.59%	131.59%		112.59%	131.59%
Annualized net charge-offs/ (recoveries) to average loans (5)	0.06%	—%		0.03%	0.01%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes goodwill impairment loss, merger and acquisition expense, intangible asset amortization, pension settlement expense, severance expense and contingent payment expense from non-interest expense; and investment securities gains/ (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at December 31, 2024.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2024	2023	2024	2023
Core earnings (non-GAAP):
Net income/ (loss) (GAAP)	$(39,453)	$26,100	$19,935	$122,844
Plus/ (less) non-GAAP adjustments:
Merger, acquisition and disposal expense(2)	4,164	—	4,164	—
Amortization of intangible assets (net of tax)(1)	1,937	1,047	6,801	3,898
Goodwill impairment loss(2)	54,391	—	54,391	—
Severance expense (net of tax)(1)	—	—	—	1,445
Pension settlement expense (net of tax)(1)	—	—	—	6,088
Investment securities gains/ losses	—	—	—	—
Contingent payment expense (net of tax)(1)	—	—	—	27
Core earnings (Non-GAAP)	$21,039	$27,147	$85,291	$134,302

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,133,834	45,009,574	45,227,487	44,947,263

Earnings/ (loss) per diluted common share (GAAP)	$(0.87)	$0.58	$0.44	$2.73
Core earnings per diluted common share (non-GAAP)	$0.47	$0.60	$1.89	$2.99

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,362,321	$14,090,423	$14,129,795	$14,055,645

Return on average assets (GAAP)	(1.09)%	0.73%	0.14%	0.87%
Core return on average assets (non-GAAP)	0.58%	0.76%	0.60%	0.96%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income/ (loss) (GAAP)	$(39,453)	$26,100	$19,935	$122,844
Plus: Amortization of intangible assets (net of tax)(1)	1,937	1,047	6,801	3,898
Plus: Goodwill impairment loss(2)	54,391	—	54,391	—
Net income adjusted (non-GAAP)	$16,875	$27,147	$81,127	$126,742

Average total stockholders' equity (GAAP)	$1,617,633	$1,546,312	$1,597,456	$1,528,242
Average goodwill	(356,341)	(363,436)	(361,653)	(363,436)
Average other intangible assets, net	(30,885)	(20,162)	(30,178)	(18,596)
Average tangible common equity (non-GAAP)	$1,230,407	$1,162,714	$1,205,625	$1,146,210

Return on average tangible common equity (non-GAAP)	5.46%	9.26%	6.73%	11.06%
Core return on average tangible common equity (non-GAAP)	6.80%	9.26%	7.07%	11.72%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively.
(2) Adjustment is not tax-effected as it represents a tax nondeductible item.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2024	2023	2024	2023
Pre-tax pre-provision net income:
Net income/ (loss) (GAAP)	$(39,453)	$26,100	$19,935	$122,844
Plus/ (less) non-GAAP adjustments:
Income tax expense	8,476	8,459	29,026	41,291
Provision/ (credit) for credit losses	4,468	(3,445)	14,192	(17,561)
Pre-tax pre-provision net income/ (loss) (non-GAAP)	$(26,509)	$31,114	$63,153	$146,574

Efficiency ratio (GAAP):
Non-interest expense	$134,241	$67,142	$343,288	$275,054

Net interest income plus non-interest income	$107,732	$98,256	$406,441	$421,628

Efficiency ratio (GAAP)	124.61%	68.33%	84.46%	65.24%

Efficiency ratio (Non-GAAP):
Non-interest expense	$134,241	$67,142	$343,288	$275,054
Less non-GAAP adjustments:
Amortization of intangible assets	2,599	1,403	9,126	5,223
Merger, acquisition and disposal expense	4,164	—	4,164	—
Goodwill impairment loss	54,391	—	54,391	—
Severance expense	—	—	—	1,939
Pension settlement expense	—	—	—	8,157
Contingent payment expense	—	—	—	36
Non-interest expense - as adjusted	$73,087	$65,739	$275,607	$259,699

Net interest income plus non-interest income	$107,732	$98,256	$406,441	$421,628
Plus non-GAAP adjustment:
Tax-equivalent income	1,100	1,113	4,459	4,157
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	—	—	—	—
Net interest income plus non-interest income - as adjusted	$108,832	$99,369	$410,900	$425,785

Efficiency ratio (Non-GAAP)	67.16%	66.16%	67.07%	60.99%

Tangible common equity ratio:
Total stockholders' equity	$1,558,011	$1,588,142	$1,558,011	$1,588,142
Goodwill	(309,045)	(363,436)	(309,045)	(363,436)
Other intangible assets, net	(30,748)	(28,301)	(30,748)	(28,301)
Tangible common equity	$1,218,218	$1,196,405	$1,218,218	$1,196,405

Total assets	$14,127,480	$14,028,172	$14,127,480	$14,028,172
Goodwill	(309,045)	(363,436)	(309,045)	(363,436)
Other intangible assets, net	(30,748)	(28,301)	(30,748)	(28,301)
Tangible assets	$13,787,687	$13,636,435	$13,787,687	$13,636,435

Tangible common equity ratio	8.84%	8.77%	8.84%	8.77%

Outstanding common shares	45,140,417	44,913,561	45,140,417	44,913,561
Tangible book value per common share	$26.99	$26.64	$26.99	$26.64

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	December 31, 2024	December 31, 2023
Assets
Cash and due from banks	$80,698	$82,257
Federal funds sold	—	245
Interest-bearing deposits with banks	438,265	463,396
Cash and cash equivalents	518,963	545,898
Residential mortgage loans held for sale (at fair value)	22,757	10,836
SBA loans held for sale	715	—
Investments held-to-maturity (fair values of $177,854 and $200,411 at December 31, 2024 and December 31, 2023, respectively)	215,747	236,165
Investments available-for-sale (at fair value)	1,140,783	1,102,681
Other investments, at cost	61,714	75,607
Total loans	11,537,966	11,366,989
Less: allowance for credit losses - loans	(134,401)	(120,865)
Net loans	11,403,565	11,246,124
Premises and equipment, net	55,998	59,490
Other real estate owned	3,265	—
Accrued interest receivable	45,627	46,583
Goodwill	309,045	363,436
Other intangible assets, net	30,748	28,301
Other assets	318,553	313,051
Total assets	$14,127,480	$14,028,172

Liabilities
Noninterest-bearing deposits	$2,804,930	$2,914,161
Interest-bearing deposits	8,940,735	8,082,377
Total deposits	11,745,665	10,996,538
Securities sold under retail repurchase agreements	68,911	75,032
Federal Reserve Bank borrowings	—	300,000
Advances from FHLB	250,000	550,000
Subordinated debt	371,400	370,803
Total borrowings	690,311	1,295,835
Accrued interest payable and other liabilities	133,493	147,657
Total liabilities	12,569,469	12,440,030

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 45,140,417 and 44,913,561 at December 31, 2024 and December 31, 2023, respectively.	45,140	44,914
Additional paid in capital	748,905	742,243
Retained earnings	856,613	898,316
Accumulated other comprehensive loss	(92,647)	(97,331)
Total stockholders' equity	1,558,011	1,588,142
Total liabilities and stockholders' equity	$14,127,480	$14,028,172

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$153,262	$148,655	$609,571	$579,960
Interest on mortgage loans held for sale	249	199	1,050	896
Interest on SBA loans held for sale	21	—	23	—
Interest on deposits with banks	7,997	8,456	25,398	22,435
Interest and dividend income on investment securities:
Taxable	7,821	6,454	29,140	26,992
Tax-advantaged	1,697	1,848	7,082	7,224
Interest on federal funds sold	—	4	8	17
Total interest income	171,047	165,616	672,272	637,524
Interest expense:
Interest on deposits	76,111	69,813	303,173	225,028
Interest on retail repurchase agreements and federal funds purchased	369	4,075	5,259	14,452
Interest on advances from FHLB	3,865	6,086	20,259	27,709
Interest on subordinated debt	4,616	3,946	16,455	15,785
Total interest expense	84,961	83,920	345,146	282,974
Net interest income	86,086	81,696	327,126	354,550
Provision/ (credit) for credit losses	4,468	(3,445)	14,192	(17,561)
Net interest income after provision/ (credit) for credit losses	81,618	85,141	312,934	372,111
Non-interest income:
Service charges on deposit accounts	2,998	2,749	11,763	10,447
Mortgage banking activities	1,091	792	5,615	5,536
Wealth management income	10,920	9,219	42,071	36,633
Income from bank owned life insurance	3,213	1,207	7,496	4,210
Bank card fees	457	454	1,750	1,769
Other income	2,967	2,139	10,620	8,483
Total non-interest income	21,646	16,560	79,315	67,078
Non-interest expense:
Salaries and employee benefits	44,309	35,482	159,858	160,192
Occupancy expense of premises	4,727	4,558	19,005	18,778
Equipment expenses	4,252	3,987	15,924	15,675
Marketing	2,013	1,242	5,363	5,103
Outside data services	3,228	3,000	12,642	11,186
FDIC insurance	2,761	2,615	11,396	9,461
Amortization of intangible assets	2,599	1,403	9,126	5,223
Merger, acquisition and disposal expense	4,164	—	4,164	—
Professional fees and services	4,805	5,628	21,208	17,982
Goodwill impairment loss	54,391	—	54,391	—
Other expenses	6,992	9,227	30,211	31,454
Total non-interest expense	134,241	67,142	343,288	275,054
Income/ (loss) before income tax expense	(30,977)	34,559	48,961	164,135
Income tax expense	8,476	8,459	29,026	41,291
Net income/ (loss)	$(39,453)	$26,100	$19,935	$122,844

Net income per share amounts:
Basic net income/ (loss) per common share	$(0.87)	$0.58	$0.44	$2.74
Diluted net income/ (loss) per common share	$(0.87)	$0.58	$0.44	$2.73
Dividends declared per share	$0.34	$0.34	$1.36	$1.36

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024				2023
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$172,147	$171,219	$166,252	$167,113	$166,729	$163,479	$159,156	$152,317
Interest expense	84,961	88,686	84,828	86,671	83,920	77,330	67,679	54,045
Tax-equivalent net interest income	87,186	82,533	81,424	80,442	82,809	86,149	91,477	98,272
Tax-equivalent adjustment	1,100	1,121	1,139	1,099	1,113	1,068	1,006	970
Provision/ (credit) for credit losses	4,468	6,316	1,020	2,388	(3,445)	2,365	5,055	(21,536)
Non-interest income	21,646	19,715	19,587	18,367	16,560	17,391	17,176	15,951
Non-interest expense	134,241	72,937	68,104	68,006	67,142	72,471	69,136	66,305
Income/ (loss) before income tax expense	(30,977)	21,874	30,748	27,316	34,559	27,636	33,456	68,484
Income tax expense	8,476	5,665	7,941	6,944	8,459	6,890	8,711	17,231
Net income/ (loss)	$(39,453)	$16,209	$22,807	$20,372	$26,100	$20,746	$24,745	$51,253
GAAP financial performance:
Return on average assets	(1.09)%	0.46%	0.66%	0.58%	0.73%	0.58%	0.70%	1.49%
Return on average common equity	(9.70)%	4.01%	5.81%	5.17%	6.70%	5.35%	6.46%	13.93%
Return on average tangible common equity	5.46%	5.88%	8.27%	7.39%	9.26%	7.42%	8.93%	19.10%
Net interest margin	2.53%	2.44%	2.46%	2.41%	2.45%	2.55%	2.73%	2.99%
Efficiency ratio - GAAP basis	124.61%	72.12%	68.19%	69.60%	68.33%	70.72%	64.22%	58.55%
Non-GAAP financial performance:
Pre-tax pre-provision net income/ (loss)	$(26,509)	$28,190	$31,768	$29,704	$31,114	$30,001	$38,511	$46,948
Core after-tax earnings	$21,039	$17,936	$24,400	$21,916	$27,147	$27,766	$27,136	$52,253
Core return on average assets	0.58%	0.50%	0.70%	0.63%	0.76%	0.78%	0.77%	1.52%
Core return on average common equity	5.17%	4.44%	6.21%	5.56%	6.97%	7.16%	7.09%	14.20%
Core return on average tangible common equity	6.80%	5.88%	8.27%	7.39%	9.26%	9.51%	9.43%	19.11%
Core earnings per diluted common share	$0.47	$0.40	$0.54	$0.49	$0.60	$0.62	$0.60	$1.16
Efficiency ratio - Non-GAAP basis	67.16%	69.06%	65.31%	66.73%	66.16%	60.91%	60.68%	56.87%
Per share data:
Net income/ (loss) attributable to common shareholders	$(39,457)	$16,205	$22,800	$20,346	$26,066	$20,719	$24,712	$51,084
Basic net income/ (loss) per common share	$(0.87)	$0.36	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Diluted net income/ (loss) per common share	$(0.87)	$0.36	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Weighted average diluted common shares	45,133,834	45,242,920	45,145,214	45,086,471	45,009,574	44,960,455	44,888,759	44,872,582
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Service charges on deposit accounts	2,998	3,009	2,939	2,817	2,749	2,704	2,606	2,388
Mortgage banking activities	1,091	1,529	1,621	1,374	792	1,682	1,817	1,245
Wealth management income	10,920	10,738	10,455	9,958	9,219	9,391	9,031	8,992
Income from bank owned life insurance	3,213	1,307	1,816	1,160	1,207	845	1,251	907
Bank card fees	457	435	445	413	454	450	447	418
Other income	2,967	2,697	2,311	2,645	2,139	2,319	2,024	2,001
Total non-interest income	$21,646	$19,715	$19,587	$18,367	$16,560	$17,391	$17,176	$15,951
Non-interest expense:
Salaries and employee benefits	$44,309	$41,030	$37,821	$36,698	$35,482	$44,853	$40,931	$38,926
Occupancy expense of premises	4,727	4,657	4,805	4,816	4,558	4,609	4,764	4,847
Equipment expenses	4,252	3,841	3,868	3,963	3,987	3,811	3,760	4,117
Marketing	2,013	1,320	1,288	742	1,242	729	1,589	1,543
Outside data services	3,228	3,025	3,286	3,103	3,000	2,819	2,853	2,514
FDIC insurance	2,761	2,773	2,951	2,911	2,615	2,333	2,375	2,138
Amortization of intangible assets	2,599	2,323	2,135	2,069	1,403	1,245	1,269	1,306
Merger, acquisition and disposal expense	4,164	—	—	—	—	—	—	—
Professional fees and services	4,805	6,577	4,946	4,880	5,628	4,509	4,161	3,684
Goodwill impairment loss	54,391	—	—	—	—	—	—	—
Other expenses	6,992	7,391	7,004	8,824	9,227	7,563	7,434	7,230
Total non-interest expense	$134,241	$72,937	$68,104	$68,006	$67,142	$72,471	$69,136	$66,305

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024				2023
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,779,593	$4,868,467	$4,933,329	$4,997,879	$5,104,425	$5,137,694	$5,131,210	$5,167,456
Commercial owner-occupied real estate loans	1,748,772	1,737,327	1,747,708	1,741,113	1,755,235	1,760,384	1,770,135	1,769,928
Commercial AD&C loans	1,327,292	1,255,609	1,184,296	1,090,259	988,967	938,673	1,045,742	1,046,665
Commercial business loans	1,653,135	1,620,926	1,601,510	1,509,592	1,504,880	1,454,709	1,423,614	1,437,478
Residential mortgage loans	1,537,589	1,529,786	1,521,890	1,511,624	1,474,521	1,432,051	1,385,743	1,328,524
Residential construction loans	49,028	53,639	78,027	97,685	121,419	160,345	190,690	223,456
Consumer loans	442,557	426,167	417,161	416,132	417,542	416,436	422,505	421,734
Total loans	11,537,966	11,491,921	11,483,921	11,364,284	11,366,989	11,300,292	11,369,639	11,395,241
Allowance for credit losses - loans	(134,401)	(131,428)	(125,863)	(123,096)	(120,865)	(123,360)	(120,287)	(117,613)
Residential mortgage loans held for sale	22,757	21,489	18,961	16,627	10,836	19,235	21,476	16,262
SBA loans held for sale	715	425	—	—	—	—	—	—
Investment securities	1,418,244	1,440,488	1,401,511	1,405,490	1,414,453	1,392,078	1,463,554	1,528,336
Total assets	14,127,480	14,383,073	14,008,343	13,888,133	14,028,172	14,135,085	13,994,545	14,129,007
Noninterest-bearing demand deposits	2,804,930	2,903,063	2,931,405	2,817,928	2,914,161	3,013,905	3,079,896	3,228,678
Total deposits	11,745,665	11,737,694	11,340,228	11,227,200	10,996,538	11,151,012	10,958,922	11,075,991
Customer repurchase agreements	68,911	70,767	75,038	71,529	75,032	66,581	74,510	47,627
Total stockholders' equity	1,558,011	1,628,837	1,599,004	1,589,364	1,588,142	1,537,914	1,539,032	1,536,865
Quarterly average balance sheets:
Commercial investor real estate loans	$4,825,594	$4,874,003	$4,964,406	$5,057,334	$5,125,028	$5,125,459	$5,146,632	$5,136,204
Commercial owner-occupied real estate loans	1,739,686	1,741,663	1,734,106	1,746,042	1,755,048	1,769,717	1,773,039	1,769,680
Commercial AD&C loans	1,300,966	1,253,035	1,133,506	1,030,763	960,646	995,682	1,057,205	1,082,791
Commercial business loans	1,606,641	1,579,001	1,551,798	1,508,336	1,433,035	1,442,518	1,441,489	1,444,588
Residential mortgage loans	1,535,924	1,526,445	1,518,748	1,491,277	1,451,614	1,406,929	1,353,809	1,307,761
Residential construction loans	47,788	64,684	86,638	110,456	142,325	174,204	211,590	223,313
Consumer loans	433,185	421,003	417,206	417,539	419,299	421,189	423,306	424,122
Total loans	11,489,784	11,459,834	11,406,408	11,361,747	11,286,995	11,335,698	11,407,070	11,388,459
Residential mortgage loans held for sale	13,768	19,889	14,497	8,142	10,132	13,714	17,480	8,324
SBA loans held for sale	591	65	—	—	—	—	—
Investment securities	1,542,401	1,531,378	1,538,624	1,536,127	1,544,173	1,589,342	1,639,324	1,679,593
Interest-earning assets	13,713,618	13,474,697	13,292,995	13,411,810	13,462,583	13,444,117	13,423,589	13,316,165
Total assets	14,362,321	14,136,037	13,956,261	14,061,935	14,090,423	14,086,342	14,094,653	13,949,276
Noninterest-bearing demand deposits	2,813,545	2,783,906	2,790,620	2,730,295	2,958,254	3,041,101	3,137,971	3,480,433
Total deposits	11,807,983	11,483,524	11,245,476	11,086,145	11,089,587	11,076,724	10,928,038	11,049,991
Customer repurchase agreements	65,253	63,436	62,161	72,836	66,622	67,298	58,382	60,626
Total interest-bearing liabilities	9,792,134	9,600,905	9,441,015	9,583,074	9,418,666	9,332,617	9,257,652	8,806,720
Total stockholders' equity	1,617,633	1,607,377	1,579,582	1,584,902	1,546,312	1,538,553	1,535,465	1,491,929
Financial measures:
Average equity to average assets	11.26%	11.37%	11.32%	11.27%	10.97%	10.92%	10.89%	10.70%
Average investment securities to average earning assets	11.25%	11.36%	11.57%	11.45%	11.47%	11.82%	12.21%	12.61%
Average loans to average earning assets	83.78%	85.05%	85.81%	84.71%	83.84%	84.32%	84.98%	85.52%
Loans to assets	81.67%	79.90%	81.98%	81.83%	81.03%	79.94%	81.24%	80.65%
Loans to deposits	98.23%	97.91%	101.27%	101.22%	103.37%	101.34%	103.75%	102.88%
Assets under management	$6,577,150	$6,567,752	$6,215,697	$6,165,509	$5,999,520	$5,536,499	$5,742,888	$5,477,560
Capital measures:
Tier 1 leverage (1)	9.39%	9.59%	9.70%	9.56%	9.51%	9.50%	9.42%	9.44%
Common equity tier 1 capital to risk-weighted assets (1)	11.36%	11.27%	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Tier 1 capital to risk-weighted assets (1)	11.36%	11.27%	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Total regulatory capital to risk-weighted assets (1)	15.38%	15.53%	15.49%	15.05%	14.92%	14.85%	14.60%	14.43%
Book value per common share	$34.51	$36.10	$35.45	$35.37	$35.36	$34.26	$34.31	$34.37
Outstanding common shares	45,140,417	45,125,078	45,109,671	44,940,147	44,913,561	44,895,158	44,862,369	44,712,497
(1) Estimated ratio at December 31, 2024.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2024				2023
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$—	$—	$—	$215
Commercial owner-occupied real estate	—	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—	—	—
Commercial business	—	—	—	20	20	415	29	3,002
Residential real estate:
Residential mortgage	232	399	338	340	342	—	692	352
Residential construction	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—	—
Total loans 90 days past due	232	399	338	360	362	415	721	3,569
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	58,071	57,578	55,498	55,579	58,658	20,108	20,381	15,451
Commercial owner-occupied real estate	7,008	9,639	9,403	4,394	4,640	4,744	4,846	4,949
Commercial AD&C	31,314	31,816	2,127	556	1,259	1,422	569	—
Commercial business	7,590	9,044	8,455	7,164	10,051	9,671	9,393	9,443
Residential real estate:
Residential mortgage	10,939	11,996	12,228	11,835	12,332	10,766	10,153	8,935
Residential construction	521	539	539	542	443	449	—	—
Consumer	3,697	4,258	4,400	4,011	4,102	4,187	3,396	4,900
Total non-accrual loans	119,140	124,870	92,650	84,081	91,485	51,347	48,738	43,678
Total non-performing loans	119,372	125,269	92,988	84,441	91,847	51,762	49,459	47,247
Other real estate owned (OREO)	3,265	3,265	2,700	2,700	—	261	611	645
Total non-performing assets	$122,637	$128,534	$95,688	$87,141	$91,847	$52,023	$50,070	$47,892

	For the Quarter Ended,
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	z	September 30, 2023	June 30, 2023	March 31, 2023
Analysis of non-accrual loan activity:
Balance at beginning of period	$124,870	$92,650	$84,081	$91,485	$51,347		$48,738	$43,678	$34,782
Non-accrual balances transferred to OREO	—	(565)	—	(2,700)	—		—	—	—
Non-accrual balances charged-off	(1,698)	(787)	—	(1,550)	—		(183)	(2,049)	(126)
Net payments or draws	(5,065)	(3,095)	(1,427)	(4,017)	(7,619)		(1,545)	(1,654)	(10,212)
Loans placed on non-accrual	2,847	36,667	10,038	1,490	47,920		4,967	9,276	19,714
Non-accrual loans brought current	(1,814)	—	(42)	(627)	(163)		(630)	(513)	(480)
Balance at end of period	$119,140	$124,870	$92,650	$84,081	$91,485		$51,347	$48,738	$43,678

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$131,428	$125,863	$123,096	$120,865	$123,360		$120,287	$117,613	$136,242
Provision/ (credit) for credit losses - loans	4,653	6,310	2,961	3,331	(2,574)		3,171	4,454	(18,945)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(3)	397	(3)	(2)	(3)		(3)	(14)	(5)
Commercial owner-occupied real estate	(30)	(27)	(27)	(27)	(27)		(25)	(27)	(26)
Commercial AD&C	(23)	111	(23)	(283)	—		—	—	—
Commercial business	1,656	250	(28)	1,550	(105)		15	363	(127)
Residential real estate:
Residential mortgage	(7)	(35)	39	(6)	(6)		(4)	35	21
Residential construction	—	—	—	—	—		—	—	—
Consumer	87	49	236	(132)	62		115	1,423	(179)
Net charge-offs/ (recoveries)	1,680	745	194	1,100	(79)		98	1,780	(316)
Balance at the end of period	$134,401	$131,428	$125,863	$123,096	$120,865		$123,360	$120,287	$117,613

Asset quality ratios:
Non-performing loans to total loans	1.03%	1.09%	0.81%	0.74%	0.81%		0.46%	0.44%	0.41%
Non-performing assets to total assets	0.87%	0.89%	0.68%	0.63%	0.65%		0.37%	0.36%	0.34%
Allowance for credit losses to total loans	1.16%	1.14%	1.10%	1.08%	1.06%		1.09%	1.06%	1.03%
Allowance for credit losses to non-performing loans	112.59%	104.92%	135.35%	145.78%	131.59%		238.32%	243.21%	248.93%
Annualized net charge-offs/ (recoveries) to average loans	0.06%	0.03%	0.01%	0.04%	—%		—%	0.06%	(0.01)%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,825,594	$57,898	4.77%	$5,125,028	$60,909	4.72%
Commercial owner-occupied real estate loans	1,739,686	21,497	4.92	1,755,048	21,011	4.75
Commercial AD&C loans	1,300,966	24,303	7.43	960,646	20,510	8.47
Commercial business loans	1,606,641	26,374	6.53	1,433,035	23,822	6.60
Total commercial loans	9,472,887	130,072	5.46	9,273,757	126,252	5.40
Residential mortgage loans	1,535,924	14,676	3.82	1,451,614	12,984	3.58
Residential construction loans	47,788	672	5.59	142,325	1,515	4.22
Consumer loans	433,185	8,496	7.80	419,299	8,543	8.08
Total residential and consumer loans	2,016,897	23,844	4.72	2,013,238	23,042	4.56
Total loans (2)	11,489,784	153,916	5.33	11,286,995	149,294	5.25
Residential mortgage loans held for sale	13,768	249	7.24	10,132	199	7.86
SBA loans held for sale	591	21	14.50	—	—	—
Taxable securities	1,214,327	7,821	2.58	1,193,408	6,454	2.16
Tax-advantaged securities	328,074	2,143	2.61	350,765	2,322	2.64
Total investment securities (3)	1,542,401	9,964	2.58	1,544,173	8,776	2.27
Interest-bearing deposits with banks	667,074	7,997	4.77	621,007	8,456	5.40
Federal funds sold	—	—	—	276	4	5.43
Total interest-earning assets	13,713,618	172,147	5.00	13,462,583	166,729	4.92

Less: allowance for credit losses - loans	(131,565)			(121,851)
Cash and due from banks	77,280			89,143
Premises and equipment, net	56,925			69,162
Other assets	646,063			591,386
Total assets	$14,362,321			$14,090,423

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,519,835	$6,510	1.70%	$1,474,748	$5,612	1.51%
Regular savings deposits	1,763,353	13,768	3.11	1,153,610	9,715	3.34
Money market savings deposits	3,116,359	26,657	3.40	2,697,930	24,456	3.60
Time deposits	2,594,891	29,176	4.47	2,805,045	30,030	4.25
Total interest-bearing deposits	8,994,438	76,111	3.37	8,131,333	69,813	3.41
Repurchase agreements	65,253	327	2.00	66,622	354	2.11
Federal funds purchased and Federal Reserve Bank borrowings	3,525	42	4.69	300,000	3,721	4.92
Advances from FHLB	357,609	3,865	4.30	550,000	6,086	4.39
Subordinated debt	371,309	4,616	4.97	370,711	3,946	4.26
Total borrowings	797,696	8,850	4.41	1,287,333	14,107	4.35
Total interest-bearing liabilities	9,792,134	84,961	3.45	9,418,666	83,920	3.54

Noninterest-bearing demand deposits	2,813,545			2,958,254
Other liabilities	139,009			167,191
Stockholders' equity	1,617,633			1,546,312
Total liabilities and stockholders' equity	$14,362,321			$14,090,423

Tax-equivalent net interest income and spread		$87,186	1.55%		$82,809	1.38%
Less: tax-equivalent adjustment		1,100			1,113
Net interest income		$86,086			$81,696

Interest income/earning assets			5.00%			4.92%
Interest expense/earning assets			2.47			2.47
Net interest margin			2.53%			2.45%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.1 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Year Ended December 31,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,929,894	$234,402	4.75%	$5,133,279	$237,976	4.64%
Commercial owner-occupied real estate loans	1,740,376	84,587	4.86	1,766,839	82,049	4.64
Commercial AD&C loans	1,180,100	93,082	7.89	1,023,669	81,515	7.96
Commercial business loans	1,561,616	105,400	6.75	1,440,382	92,080	6.39
Total commercial loans	9,411,986	517,471	5.50	9,364,169	493,620	5.27
Residential mortgage loans	1,518,170	56,644	3.73	1,380,496	48,909	3.54
Residential construction loans	77,276	3,880	5.02	187,599	6,817	3.63
Consumer loans	422,260	34,189	8.10	421,963	32,946	7.81
Total residential and consumer loans	2,017,706	94,713	4.69	1,990,058	88,672	4.46
Total loans (2)	11,429,692	612,184	5.36	11,354,227	582,292	5.13
Residential mortgage loans held for sale	14,089	1,050	7.45	12,421	896	7.21
SBA loans held for sale	165	23	14.17	—	—	—
Taxable securities	1,200,218	29,140	2.43	1,254,739	26,992	2.15
Tax-advantaged securities	336,913	8,928	2.65	357,933	9,049	2.53
Total investment securities (3)	1,537,131	38,068	2.48	1,612,672	36,041	2.23
Interest-bearing deposits with banks	492,649	25,398	5.16	432,392	22,435	5.19
Federal funds sold	216	8	3.79	393	17	4.26
Total interest-earning assets	13,473,942	676,731	5.02	13,412,105	641,681	4.78

Less: allowance for credit losses - loans	(125,131)			(124,624)
Cash and due from banks	81,761			93,494
Premises and equipment, net	58,571			69,886
Other assets	640,652			604,784
Total assets	$14,129,795			$14,055,645

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,480,668	$25,368	1.71%	$1,429,219	$16,077	1.12%
Regular savings deposits	1,643,305	56,365	3.43	784,575	17,546	2.24
Money market savings deposits	2,914,712	105,847	3.63	2,974,580	93,432	3.14
Time deposits	2,588,713	115,593	4.47	2,695,232	97,973	3.64
Total interest-bearing deposits	8,627,398	303,173	3.51	7,883,606	225,028	2.85
Repurchase agreements	65,913	1,370	2.08	63,259	915	1.45
Federal funds purchased and Federal Reserve Bank borrowings	75,227	3,889	5.17	273,508	13,537	4.95
Advances from FHLB	465,164	20,259	4.36	615,082	27,709	4.50
Subordinated debt	371,085	16,455	4.43	370,487	15,785	4.26
Total borrowings	977,389	41,973	4.29	1,322,336	57,946	4.38
Total interest-bearing liabilities	9,604,787	345,146	3.59	9,205,942	282,974	3.07

Noninterest-bearing demand deposits	2,779,696			3,152,699
Other liabilities	147,856			168,762
Stockholders' equity	1,597,456			1,528,242
Total liabilities and stockholders' equity	$14,129,795			$14,055,645

Tax-equivalent net interest income and spread		$331,585	1.43%		$358,707	1.71%
Less: tax-equivalent adjustment		4,459			4,157
Net interest income		$327,126			$354,550

Interest income/earning assets			5.02%			4.78%
Interest expense/earning assets			2.56			2.11
Net interest margin			2.46%			2.67%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.48% and 25.37% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.5 million and $4.2 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.